                                           (Letterhead of Arthur Andersen)

                                                             Exhibit 23.3

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Vertex Interactive, Inc. and Subsidiaries:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement File No. 333-30232 of our report dated October 7, 1997 included in Vertex Industries, Inc.'s Form 10-K for the year ended July 31, 1997 and the Transition Report on Form 10-K for the period ended September 30, 1999 and to all references to our Firm included in this registration statement.
                                                /s/Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP

Roseland, New Jersey
May 19, 2000